CONTRACT REFERENCE CI 760

DATED 30 JUNE 2009

BETWEEN

CLENERGEN LIMITED

AND

APPLIED HEAT ENGINEERING LIMITED

AGREEMENT OF CONTRACT

THIS AGREEMENT is made on the 30TH day of JUNE 2009.

BY AND BETWEEN:

(1)	CLENERGEN LIMITED, registered in USA, company number …………… whose registered office is at …………………………………………………………….
……………………………………………………………. …………………………………………………………….
……………………………………………………………. …………………………………………………………….

(Mark please complete)

And

(2)	APPLIED HEAT ENGINEERING LIMITED registered in UK, company number5825468, whose registered office is at Capital Valley Industrial Park Tredegar

WHEREAS:

A.

The Employer requires that certain Works should be provided and executed by the Contractor, namely the design, delivery, execution, commissioning, testing and completion of a Bamboo to Energy Plant at the facility at ………………………… …………………………………………………………………………………………………… ………………………………………………………………………….(Mark please complete)

B.	The Contractor is engaged in the business of offering such Works and has all of the necessary skill, rights, information, knowledge and experience in that field to carry out such works.

C.	The Contractor has offered to the Employer to provide and execute the Works for the sum reflected in Clause 5.

D.	The Employer hereby accepts the offer by the Contractor for the provision and execution of such Works for the sum specified in Clause 5.

IT IS AGREED AS FOLLOWS:

1.	In this Contract Agreement words and expressions shall have the same meanings as are respectively assigned to them in the General Conditions of Contract referred to below:-

2.	The following documents shall be deemed to form and be read and construed as part of this Contract Agreement, namely:-

2.1 The general conditions of FIDIC “conditions of contract for EPC / Turnkey projects” First Edition 1999.

2.2 The Tender; reference AHE 732. 1175 -3 Dated 9th April 2009

2.3 Equipment supply list as Appendix 1 additionally identified on drawing reference S6547-001. Being a Waste to Energy Equipment Supply for 15 MW net output.

2.4 Equipment not supplied list as Appendix 2.

2.5 Program to completion - Appendix 3.

2.6 Any other documents stated in the Contract to form part of the Contract.

3.	The rights and obligations of the Parties under this Agreement shall be strictly subject to the following conditions being satisfied:-

	3.1	The Employer providing to the Contractor prior to or on the 24th June 2009, a milestone 0 payment of 716,667 Pounds deposited with AHE National Westminster Acct no 33380821 Sort Code 60 40 09

	3.2	The issue of Letter of Credit acceptable to both the Employer and the Contractor and the Contractor’s Bank prior to or on the date of issue of a valid Notice To Proceed.

	3.3	If all of the above conditions have not been satisfied or waived by 1 December 2009, then this Contract Agreement shall be deemed to have terminated and each party shall bear its own costs incurred in relation to the negotiation and conclusion of the Contract and shall have no claim whatsoever against the other as a consequence of such termination.

3.4	The date at which the conditions precedent contained in this Clause 3, are satisfied shall be the Effective Date of the Contract.

4.

The Contractor shall design, deliver, execute, commission, test and complete the Works within the Time for Completion and remedy any defects therein in conformity, all in accordance with the provisions of the Contract.

5.

The Employer shall pay the Contractor in consideration of the design, delivery, execution, commissioning, testing and completion of the Works and the remedying of defects therein, the firm, fixed price of 21,500,000 (Twentyone Million Five hundred Thousand Pounds) inclusive of all taxes other than Value Added Tax or such other sum as may become payable under the provisions of the Contract at the times and in the manner prescribed by the Contract (the “Contract Price”). Any payment made by the Employer to the Contractor in relation to the Works, including the payment under the Clause 3.2 be fully credited against the Contract Price.

6.

Prior to the effective date the Employer has the option of increasing the contract value at an additional price to be agreed in accordance with the required extended scope of supply under the same terms and conditions as the AHE supplied equipment.

7.

The parties hereby warrant and undertake, each to the other that they have respectively entered into and executed this Contract Agreement by their duly authorized representatives in accordance with all procedures required by their respective governing laws and constitutional documents.

8.

This Contract Agreement may be executed in two or more counterparts that shall together constitute one agreement. Any Party may enter into this Contract Agreement by duly executing any such counterparts.

9.	This Contract Agreement shall be governed by and construed in accordance with the laws of England and Wales.

In Witness whereof this Deed has been executed by the parties hereto and is intended to be and is hereby delivered on the date first before written.

Executed as a Deed by

MARK LM QUINN

CEO CLENERGEN

JOHN BINGHAM

CONTRACTS DIRECTOR

APPLIED HEAT ENGINEERING

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